Exhibit 99.1

NEWS RELEASE

For Immediate Release

NCO GROUP ANNOUNCES

SECOND QUARTER 2009 RESULTS

HORSHAM, PA, August 17, 2009 - NCO Group, Inc. (“NCO” or the “Company”), a leading provider of business process outsourcing services, announced today that for the three months ended June 30, 2009 it reported revenues of $378.6 million, a net loss attributable to NCO of $5.2 million, and EBITDA of $48.9 million. The results for the second quarter of 2009 included a non-cash allowance for impairment of purchased accounts receivable of $1.3 million, $1.3 million of restructuring charges and net gains of $6.2 million from foreign exchange contracts. This compares to revenues of $405.0 million, net loss attributable to NCO of $14.8 million, and EBITDA of $31.8 million for the three months ended June 30, 2008. The results for the second quarter of 2008 included a non-cash allowance for impairment of purchased accounts receivable of $24.6 million and $4.9 million of restructuring and other nonrecurring charges.

NCO is organized into three operating divisions: Accounts Receivable Management (“ARM”), Customer Relationship Management (“CRM”) and Portfolio Management (“PM”). During the second quarter of 2009, both the ARM and CRM divisions operated below their respective revenue objectives but slightly above their respective profitability targets. The revenue shortfall in ARM was primarily the result of lower than expected collections as a result of the ongoing difficult economic climate, as well as reductions in volume and average balances from clients. The revenue shortfall in CRM was primarily as a result of lower than expected volume from existing clients. The ARM and CRM divisions were both positively impacted by net gains from foreign exchange contracts during the quarter. During the quarter, PM operated below its revenue target and slightly above its profitability target. PM’s revenue shortfall was primarily a result of lower than expected collection results and fewer than expected purchases during the quarter.

Commenting on the quarter Michael J. Barrist, Chairman and Chief Executive Officer, stated, “Although NCO met its overall profitability target, the second quarter presented many challenges as we began to experience volume reductions from clients as a result of declines in credit card activity and continued weakness in general consumer spending patterns. This was offset by continued expense reductions and the benefit from foreign currency gains. As we move into the back half of the year, we will continue to focus on positioning NCO to be prepared to capitalize on potential opportunities from future improvements in consumer activity.”

The Company also announced that it will host an investor conference call on Tuesday, August 18, 2009, at 11:00 a.m., ET, to address the items discussed above in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (866) 388-2676 (domestic callers) or (706) 679-3487 (international callers) and providing the pass code 22805013. A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (800) 642-1687 (domestic callers) or (706) 645-9291 (international callers) and providing the pass code 22805013.

About NCO Group, Inc.

NCO Group, Inc. is a leading global provider of business process outsourcing services, primarily focused on accounts receivable management and customer relationship management. NCO provides services through over 100 offices throughout North America, Asia, Europe and Australia.

For further information contact:

NCO Investor Relations

(215) 441-3000

Certain statements in this press release, including, without limitation, statements as to fluctuations in quarterly operating results, statements as to the impact from economic conditions, statements as to acquisition integrations and operating efficiencies, statements about expected opportunities in our markets, statements as to trends, statements as to NCO’s or management’s beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, risks related to the economy, the risk that NCO will not be able to implement its business strategy as and when planned, the risk that NCO will not be able to realize operating efficiencies in the integration of its acquisitions, risks related to NCO’s significant level of debt, risks of future impairment charges to our goodwill, intangible assets and purchased accounts receivable, risks related to union organizing efforts at the Company’s facilities, risks related to past and possible future terrorists attacks, the risk that NCO will not be able to improve margins, risks relating to growth and acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations and other risks detailed from time to time in NCO’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2008, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

NCO GROUP, INC.

Unaudited Selected Financial Data

(in thousands)

Condensed Statements of Operations:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2009(1)	2008 (1)	2009(1)	2008 (1)

Revenues	$378,619 (2)	$404,984 (2)	$780,748 (2)	$769,552 (2)

Operating costs and expenses:
Payroll and related expenses	197,922	223,894	403,687	420,313
Selling, general and admin. expenses	137,642	147,619	279,834	276,437
Depreciation and amortization expense	30,619	32,147	61,701	59,933
Restructuring charges	1,337	4,227	1,780	6,868
	367,520	407,887	747,002	763,551
Income (loss) from operations	11,099	(2,903)	33,746	6,001

Other income (expense):
Interest and investment income	594	539	936	819
Interest expense	(26,674)	(23,003)	(49,784)	(45,410)
Other income (expense)(3)	6,866	(579)	3,162	(161)
	(19,214)	(23,043)	(45,686)	(44,752)
Loss before income taxes	(8,115)	(25,946)	(11,940)	(38,751)

Income tax benefit	(2,538)	(8,107)	(3,684)	(12,003)

Net loss	(5,577)	(17,839)	(8,256)	(26,748)

Less: Net loss attributable to noncontrolling interest	(361)	(3,088)	(931)	(2,761)

Net loss attributable to NCO Group, Inc.	$(5,216)	$(14,751)	$(7,325)	$(23,987)

Selected Cash Flow Information:

	For the Six Months Ended
	June 30,
	2009	2008
Net cash provided by operating activities	$58,933	$68,312
Purchases of accounts receivable	32,954	73,889
Purchases of property and equipment	18,055	18,310

Selected Balance Sheet Information:

	As of	As of
	June 30,	December 31,
	2009	2008

Cash and cash equivalents	$35,449	$29,880
Working capital	163,285	151,547
Long-term debt	1,005,165	1,079,076

NCO GROUP, INC.

Unaudited Selected Segment Financial Data

(in thousands)

	For the Three Months Ended June 30, 2009(1)
			Portfolio		Intercompany
	ARM	CRM	Management		Eliminations		Consolidated

Revenues	$296,211	$85,239	$17,556	(2)	$(20,387	)(4)(5)	$378,619

Operating costs and expenses:
Payroll and related expenses	139,336	61,097	1,551		(4,062	)(5)	197,922
Selling, general and admin. expenses	120,834	16,291	16,842		(16,325	)(4)	137,642
Depreciation and amortization expense	18,190	11,005	1,424		—		30,619
Restructuring charges	1,333	4	—		—		1,337
	279,693	88,397	19,817		(20,387)		367,520

Income (loss) from operations	$16,518	$(3,158)	$(2,261)		$—		$11,099

	For the Three Months Ended June 30, 2008 (1)
			Portfolio		Intercompany
	ARM	CRM	Management		Eliminations		Consolidated

Revenues	$334,788	$84,768	$8,803	(2)	$(23,375	)(4)(5)	$404,984

Operating costs and expenses:
Payroll and related expenses	160,446	62,173	1,980		(705	)(5)	223,894
Selling, general and admin. expenses	131,619	14,997	23,673		(22,670	)(4)	147,619
Depreciation and amortization expense	21,025	9,762	1,360		—		32,147
Restructuring charges	1,888	2,339	—		—		4,227
	314,978	89,271	27,013		(23,375)		407,887

Income (loss) from operations	$19,810	$(4,503)	$(18,210)		$—		$(2,903)

NCO GROUP, INC.

Unaudited EBITDA(6)

(in thousands)

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	2009		2008		2009		2008

Net loss attributable to NCO Group, Inc.	$(5,216)		$(14,751)		$(7,325)		$(23,987)
Income tax benefit	(2,538)		(8,107)		(3,684)		(12,003)
Interest expense, net	26,080		22,464		48,848		44,591
Depreciation and amortization	30,619		32,147		61,701		59,933

EBITDA(6)	$48,945	(1)(2)(3)	$31,753	(1)(2)	$99,540	(1)(2)(3)	$68,534	(1)(2)

(1)          Includes restructuring and other nonrecurring charges of $1.3 million and $1.8 million for the three and six months ended June 30, 2009, respectively, and $4.9 million and $10.4 million for the three and six months ended June 30, 2008, respectively.

(2)          Includes $1.3 million of non—cash allowance for impairments of purchased accounts receivable for the three and six months ended June 30, 2009, and $24.6 million and $30.8 million for the three and six months ended June 30, 2008, respectively.

(3)          Includes net gains from foreign exchange contracts of $6.2 million and $2.8 million for the three and six months ended June 30, 2009, respectively.

(4)          Represents the elimination of intercompany revenue for services provided by ARM to Portfolio Management.

(5)          Represents the elimination of intercompany revenue for services provided by CRM to ARM.

(6)          Earnings before interest expense, taxes, depreciation and amortization, referred to as EBITDA, is presented since certain investors use this as a measurement of the Company’s ability to service its debt. It is not intended to report the Company’s operating results or free cash flow in conformity with accounting principles generally accepted in the United States. EBITDA as presented herein is not necessarily comparable to similarly titled measures of other companies.